UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2021, upon recommendation of the Compensation Committee, the Board of Directors (the “Board”) of Spero Therapeutics, Inc. (the “Company”) approved increases to the annual base salaries of its executive officers, effective as of July 1, 2021. In consultation with its independent compensation consultant, the Compensation Committee and the Board approved these increases, in part, based on market data indicating that the Company’s cash compensation of executive officers remained below median market levels. The following increases are intended to bring each executive officers’ cash compensation in line with median market levels: Ankit Mahadevia, M.D., the Company’s Chief Executive Officer, from $565,000 to $620,000; Satyavrat Shukla, the Company’s Chief Financial Officer, from $425,000 to $460,000; Cristina Larkin, the Company’s Chief Operating Officer, from $430,000 to $495,000; and David Melnick, M.D., the Company’s Chief Medical Officer, from $430,000 to $480,000. In addition, the target annual performance bonus for Dr. Mahadevia was increased from 50% to 60% of base salary. The Board retained the target annual performance bonus for Mr. Shukla, Ms. Larkin, and Dr. Melnick at 40% of base salary. Any annual bonus payments for Dr. Mahadevia, Mr. Shukla, Ms. Larkin, and Dr. Melnick for 2021 will be based on a pro-rated salary and target bonus for the year. Payments will be based upon the achievement of corporate and/or individual performance goals as determined by the Board or Compensation Committee of the Board.

In addition upon recommendation of the Compensation Committee, on August 26, 2021, the Board awarded restricted stock units (“RSUs”) to the following executive officers under the Company’s 2017 Stock Incentive Plan, as amended (the “2017 Plan”): 78,219 RSUs awarded to Dr. Mahadevia and 24,067 RSUs awarded to each of Mr. Shukla, Ms. Larkin, and Dr. Melnick. Each RSU represents the right to receive one share of the Company’s common stock, $0.001 par value per share, upon vesting. The RSUs vest in four equal annual installments, subject to the individual’s continued service to the Company through the applicable vesting date, and are subject to the terms and conditions of the Company’s form of restricted stock unit agreement under the 2017 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Agreement under the 2017 Stock Incentive Plan, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: August 30, 2021	By:	/s/ Tamara Joseph Tamara Joseph Chief Legal Officer

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